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                                 August 16, 1996

                                                                         WES M.1

Western Water Company
4660 La Jolla Village Drive
Suite 825
San Diego, California  92122

Gentlemen:

         We have acted as counsel for Western Water Company (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, as amended (the "Registration Statement"). The Registration Statement relates to the offer and sale by the selling securityholder named therein (the "Selling Securityholder") of up to 20,000 shares (collectively, the "Shares") of Common Stock, $.001 par value, of the Company.

         In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, and we are familiar with the proceedings heretofore taken by the Company in connection with the authorization issue and sale by the Company to the Selling Securityholder of the Shares. In addition, we have examined such books and records of the Company as in our judgment is necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, it is our opinion that the Shares, when sold by the Selling Securityholder in the manner contemplated in the Prospectus made part of the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

                                   EXHIBIT 5.1
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August 16, 1996
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         We consent to the use of this opinion as an exhibit to the Registration
Statement and the use of our name in the Registration Statement and Prospectus of the Company made part of thereof. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in
Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said Act.

                                             Very truly yours,

                                             /s/ TROY & GOULD

                                             TROY & GOULD
                                             Professional Corporation

                                   EXHIBIT 5.1